Exhibit 32.2

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of PremierWest Bancorp (the “Company”) on Form 10-Q for the quarter ending March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Tom Anderson, the Chief Administrative Officer and Principal Accounting and Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the period certified.

     This certification is being furnished solely to comply with the requirements of 18 U.S.C. Section 1350, and shall not be incorporated by reference into any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, or otherwise be deemed to be filed as part of the Report or under such Acts.

Date: May 12, 2008	/s/ TOM ANDERSON Tom Anderson Executive Vice President and Chief Administrative Officer (Principal Accounting and Principal Financial Officer)